SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006
A.S.V., INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25620	41-1459569

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of principal executive offices)

Registrant’s telephone number, including area code: (218) 327-3434
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 23, 2006, A.S.V., Inc. (ASV) issued a press release announcing it plans to expand its Grand Rapids, Minnesota manufacturing facility. Under the plan, ASV intends to approximately double the size of its current machine production facility with a 120,000 square foot addition. Construction on the expansion is expected to begin in the second quarter of 2006, with completion targeted for late 2006. The estimated cost to construct and equip the facility addition is expected to be in the range of $5.0 to $5.5 million. ASV anticipates funding this expenditure with available cash.
For additional information, see the press release included as Exhibit 99 hereto.
Item 9.01 Financial Statements and Exhibits.
d. Exhibits
The following exhibit is being filed herewith

Exhibit	Description of Exhibit
99	Press release dated March 23, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2006

A.S.V., Inc.
By:	/s/ Gary Lemke
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99	Press release dated March 23, 2006